UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2005 (June 30, 2005)

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51251	20-1538254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 372-8500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry Into A Material Definitive Agreement.
Item 8.01. Other Items.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-10.1 AMENDED 1998 LONG-TERM INCENTIVE PLAN
EX-99.1 PRESS RELEASE 07/01/05

Item 1.01. Entry Into A Material Definitive Agreement.

Amendment to Incentive Plan

     On April 25, 2005, the Board of Directors (the “Board”) of LifePoint Hospitals, Inc. (the “Company”) adopted, subject to approval of the stockholders of the Company, an amendment to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (the “Incentive Plan”) in the form of a restatement of the Incentive Plan (the “Incentive Plan Amendment”). On June 30, 2005, the stockholders of the Company approved the Incentive Plan Amendment at the Annual Meeting of Stockholders (the “Annual Meeting”). A summary of the principal terms and conditions of the Incentive Plan Amendment was included in the Company’s definitive proxy statement for the Annual Meeting (filed on May 27, 2005). The Incentive Plan Amendment is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

     The Incentive Plan Amendment increases the overall number of shares of common stock of the Company (“Common Stock”) available under the Incentive Plan from 11,625,000 to 13,625,000 shares. The Incentive Plan Amendment eliminates the provisions for phantom stock awards and replaces it with restricted stock units. Restricted stock units are awards that entitle the recipient to receive Common Stock upon the achievement of specified performance goals or upon the lapse of time. The Incentive Plan Amendment increases the sublimit on so-called “full value” awards (i.e., restricted stock, performance shares, dividend equivalent awards) from 1,125,000 to 2,125,000 shares. The Incentive Plan Amendment also establishes the business criteria for setting conditions on performance-based awards (i.e., restricted stock, restricted stock units, performance awards) and the administration thereof consistent with similar provisions that have been approved in the LifePoint Hospitals, Inc. Executive Performance Incentive Plan. Certain administrative provisions were added to ensure that awards and certain elections will comply with the requirements for deferral of compensation under Section 409A of the Internal Revenue Code of 1986. Rights to full vesting of awards that occur upon a change in control will be conditioned upon (a) the cancellation of the awards in connection with the acquisition or (b) participants losing their employment within 18 months of a change in control as a result of termination without cause or voluntary termination because they are not allowed to continue in a substantially equivalent position with the acquiring company. Finally, the Incentive Plan Amendment removes the date for automatic expiration of the Incentive Plan on November 5, 2008, and provides that the Incentive Plan will continue until terminated by the Board. However, the ability to issue incentive stock option awards will expire, in all cases, ten years after shares have been authorized under the Incentive Plan by stockholders.

Grant of Options and Restricted Stock

     On July 1, 2005, each of the Company’s non-employee directors was granted 3,500 restricted shares of the Common Stock under the Outside Directors Stock and Incentive Compensation Plan (the “Outside Directors Plan”). The shares of restricted stock become vested on July 1, 2008, provided that the recipient continues to be a director of the Company on such date.

Increase in Directors’ Annual Retainer

     Effective July 1, 2005, the Compensation Committee increased the annual retainer paid to each non-employee director from $30,000 to $35,000.

Item 8.01. Other Items.

     On July 1, 2005, the Company announced that it had finalized the previously announced acquisition of Danville Regional Medical Center and related assets in Danville, Virginia, for a purchase price of $210 million plus working capital. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number	Description
10.1	Amended and Restated 1998 Long-Term Incentive Plan
99.1	Press Release of LifePoint Hospitals, Inc. dated July 1, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2005	LIFEPOINT HOSPITALS, INC.
	By:	/s/ William F. Carpenter III
William F. Carpenter III
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
Number	Description
10.1	Amended and Restated 1998 Long-Term Incentive Plan
99.1	Press Release of LifePoint Hospitals, Inc. dated July 1, 2005